                                                                     EXHIBIT 8.2





Ford Credit Auto Receivables Two L.P.                              July 29, 1998
The American Road
Dearborn, Michigan 48121

        Re:     Ford Credit Auto Owner Trust 1998-C
                -----------------------------------

Ladies and Gentlemen:

        I do hereby confirm that the statements set forth in the Prospectus dated July 16, 1998, as supplemented by Prospectus Supplement dated
July 20, 1998 under the caption "Summary-Tax Status" as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "Certain State Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused to be reviewed by me and are correct in all material respects.

        I consent to the reference to me under the captions "Certain State Tax Consequences" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.


                                        Very truly yours,

                                        /s/ Hurley D. Smith